UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 5, 2013

GT ADVANCED TECHNOLOGIES INC.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Delaware	001-34133	03-0606749
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

243 Daniel Webster Highway
Merrimack, New Hampshire 03054
(Address of Principal Executive Offices, including  Zip Code)

(603) 883-5200
(Registrant’s Telephone Number, Including Area Code)

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07   Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of GT Advanced Technologies Inc. (the “Company”) was held on June 5, 2013 (the “Annual Meeting”).  There were 119,402,180 shares of the Company’s common stock eligible to vote, and 87,282,227 shares present in person or by proxy at the Annual Meeting. The matters voted on at the Annual Meeting were:  (1) the election of nine directors for a term expiring at the 2014 Annual Meeting; (2) ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013; and (3)  an advisory vote on executive compensation.

Each of the directors up for reelection was reelected to serve a one-year term expiring at the 2014 Annual Meeting.  The selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013 was ratified.  The advisory vote on executive compensation was approved by the required number of votes.  The final voting results were as follows:

Matter	For	Withheld	Broker Non- votes
1. Election of Directors
(a) J. Michal Conaway	59,592,567	723,402	26,966,258
(b) Kathleen A. Cote	59,790,310	525,659	26,966,258
(c) Ernest L. Godshalk	59,380,422	935,547	26,966,258
(d) Thomas Gutierrez	59,745,445	570,524	26,966,258
(e) Matthew E. Massengill	59,758,147	557,822	26,966,258
(f) Mary Petrovich	58,717,027	1,598,942	26,966,258
(g) Robert E. Switz	59,436,328	879,641	26,966,258
(h) Noel G. Watson	59,374,950	941,019	26,966,258
(i) Thomas Wroe, Jr.	59,546,276	769,693	26,966,258

Matter	For	Against	Abstained
2. Ratification of the appointment of Deloitte & Touche LLP as Independent Registered Public Accountants for fiscal year ending December 31, 2013	86,603,570	393,697	284,960

Matter	For	Against	Abstained	Broker Non- votes
3. Approval of the advisory vote on executive compensation.	56,902,620	2,575,059	838,290	26,966,258

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

GT ADVANCED TECHNOLOGIES INC.

/s/ HOIL KIM
Date: June 7, 2013	Hoil Kim
Vice President, Chief Administrative Officer and General Counsel